EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Registration Statement on Form S-1 (Amendment No. 2) to our report dated March 31, 2025, relating to the financial statements of Data Storage Corporation, as of and for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

www.rrbb.com

Somerset, New Jersey

May 13, 2025